EXHIBIT 10.2

TERM LOAN NOTE

$1,195,652	March 21, 2017

FOR VALUE RECEIVED, KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of BLACK HORSE CAPITAL MASTER FUND LTD., an exempted company organized in the Cayman Islands (together with its successors and assigns, “Lender”) at the office of Lender at c/o Opus Equum, Inc., P.O. Box 788, Dolores, Colorado 81323, or at such other place as Lender may from time to time designate in writing to Borrower, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million One Hundred Ninety Five Thousand Six Hundred Fifty Two and No/100 Dollars ($1,195,652) or, if less, the aggregate unpaid principal amount of the portion of the Term Loan made by Lender to Borrower under the terms of that certain Credit and Security Agreement, dated as of December 21, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Lender, various other lenders as are, or may from time to time become, parties thereto as “Lenders” (including without limitation, Lender) and Black Horse Capital Master Fund Ltd., individually as a Lender, and as administrative agent (in such capacity and together with its successors and assigns, “Agent”). All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Term Loan Note (this “Note”) as defined in the Credit Agreement.

1.          The outstanding principal balance of the Term Loan evidenced by this Note shall be due and payable or otherwise satisfied in full on the Termination Date or the Maturity Date in accordance with the terms of the Credit Agreement.

2.          This Note is issued in accordance with the provisions of the Credit Agreement and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference is hereby made to the Credit Agreement for a statement of the terms and conditions under which the Term Loan evidenced hereby were made and are required to be repaid.  In the event of any conflict between the terms of this Note and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.

3.          Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the Term Loan evidenced hereby at the per annum rate or rates set forth in the Credit Agreement.  Interest on the unpaid principal balance of the Term Loan evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement.  Interest as aforesaid shall be calculated in accordance with the terms of the Credit Agreement.

4.          Upon and after the occurrence and during the continuation of an Event of Default, and as provided in the Credit Agreement, the Term Loan evidenced by this Note may be declared, and shall thereupon immediately become, due and payable without presentment, demand, protest, notice, or legal process of any kind whatsoever.

5.          Payments received in respect of the Term Loan shall be applied as provided in the Credit Agreement.

6.          Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by Borrower as provided in the Credit Agreement.

7.          No waiver by Agent or any Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Borrower to any other Lender under the Credit Agreement.

8.          No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower, the Required Lenders and any other Lender under the Credit Agreement to the extent required under Section 10.15 of the Credit Agreement.  No failure or delay on the part of any Lender in exercising any right, power, or remedy under this Note (including, without limitation, the right to declare this Note due and payable) shall operate as a waiver of such right, power, or remedy.

9.          THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

10.       Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.       Whenever in this Note reference is made to Agent, Lenders or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Note shall be binding upon Borrower and its successors and assigns except that Borrower may not assign any of its rights or delegate any of its obligations under this Note without the prior written consent of Lenders.  This Note shall inure to the benefit of Lender and its successors and assigns.

12.       In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of the general terms and conditions contained in Article 11 of the Credit Agreement, mutatis mutandis.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Note constitutes an agreement executed under seal, the undersigned has executed this Note under seal as of the day and year first hereinabove set forth.

BORROWER:	KALOBIOS PHARMACEUTICALS, INC.

	By:	/s/ Dr. Cameron Durrant
	Name:	Dr. Cameron Durrant
	Title:	Chairman and Chief Executive Officer

Address for Borrower: 1000 Marina Blvd #250 Brisbane, CA 94005-1878 Attn: Dr. Cameron Durrant
Facsimile:
E-Mail:	camerondurrant@yahoo.com